Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 17, 2015, by and among Celsus Therapeutics Plc, a company incorporated in England and Wales (registered number 05252842) (the “Company”), with a registered office at 42-50 Hersham Road, Walton-on-Thames, Surrey, KT12 1RZ and corporate office located at 24 West 40th Street, 8th Floor, New York, New York, 10018, and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.          The Company and Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B.          Buyers, severally, and not jointly, wish to purchase from the Company and the Company wishes to sell to Buyers, upon the terms and conditions stated in this Agreement, a number of American Depositary Shares of the Company (each American Depositary Share, an “ADS”) as determined in accordance with this Agreement (the ADSs being purchased by Buyers pursuant to this Agreement, including, for the avoidance of doubt, any ADSs issued and issuable pursuant to Section 1.b hereof, being referred to as the “Purchased ADSs”);

C.          Each ADS represents ten (10) ordinary shares of the Company, par value £0.01 per share (“Ordinary Shares”), as of the date of this Agreement and will represent one hundred (100) Ordinary Shares immediately prior to the Closing giving effect to the ADS Ratio Change (as defined below) (the Ordinary Shares underlying the Purchased ADSs which may be exchanged therefor upon surrender of the Purchased ADSs to the Depositary (as defined below) being referred to as the “Purchased Ordinary Shares”);

D.          The Purchased ADSs may be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement, dated as of December 7, 2012, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all owners and holders from time to time of American Depositary Shares issued thereunder (as amended by that certain Amendment thereto, dated as of December 24, 2013, and as may hereafter be amended or otherwise modified in accordance with its terms, the “Deposit Agreement”);

E.          On July 10, 2015, the Company entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”) with RPC Pharma Limited (“RPC”), pursuant to which the Company agreed, subject to the terms and conditions of the Share Exchange Agreement, to acquire all of the capital stock of Volution Immuno Pharmaceuticals SA (“Volution”) from RPC, the sole shareholder of Volution, in exchange for Ordinary Shares (the “Acquisition”);

F.          The Board of Directors of the Company (the “Company Board”) has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into each of the Share Exchange Agreement and this Agreement, and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Ordinary Shares pursuant to the Share Exchange Agreement and the issuance of the Purchased ADSs hereunder (such matters referred to in this clause (i), collectively, as the “Proposals”); and (ii) resolved to recommend the approval and adoption of the Proposals by the shareholders of the Company (the “Company Board Recommendation”); and

G.          Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached as Exhibit A (as the same may be amended, restated, modified or supplemented and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder.

NOW THEREFORE, the Company and Buyers hereby agree as follows:

1.           PURCHASE AND SALE OF PURCHASED ADSs.

a.          Purchase of Purchased ADSs. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined in Section 1.c), the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, a number of Purchased ADSs equal to the quotient of (i) such Buyer’s Purchase Price, divided by (ii) the Per Share Purchase Price (the “Closing”). The aggregate purchase price (such Buyer’s “Purchase Price”) for the Purchased ADSs to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name on the Schedule of Buyers.

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b.          For purposes of this Agreement, (i) “Per Share Purchase Price” means the product of (A) one hundred (100) multiplied by (B) the quotient of (x) One Hundred Fifty Million Dollars ($150,000,000), divided by (y) the Fully-Diluted Shares; and (ii) “Fully-Diluted Shares” means, as of the Closing Date, the sum of (1) the number of Ordinary Shares in issue (including Ordinary Shares represented by outstanding ADSs), giving effect to the issuance of any Ordinary Shares, ADSs or other securities of the Company pursuant to, or otherwise in connection with, the Acquisition, plus (2) the number of Ordinary Shares directly or indirectly issuable upon exercise, conversion or exchange of outstanding Options and Convertible Securities (including, for the avoidance of doubt, the warrants to purchase Ordinary Shares outstanding at Closing (the “Company Warrants”)), including any Options or Convertible Securities issuable pursuant to, or otherwise in connection with, the Acquisition (without giving effect to any limitations on exercise, conversion or exchange thereof as of such date) and giving effect to the Company’s good faith determination prior to the Closing of any adjustments to the number of Ordinary Shares directly or indirectly issuable pursuant to, and in accordance with, their terms resulting from the consummation of the transactions contemplated hereby, the Acquisition and the issuance of any securities pursuant to the Share Exchange Agreement or otherwise in connection therewith (in the case of the Company Warrants, taking into account any agreements or understandings with respect to such adjustments reached with the holders of the Company Warrants prior to the Closing (such good faith determination of the Company prior to the Closing with respect to the Company Warrants being referred to as the “Company Warrant Determination”)). For purposes of the definition of Fully-Diluted Shares, (X) if the number of Ordinary Shares issuable upon exercise of the Company Warrants is increased (the “Increased Warrant Shares”) following the Closing (because of a challenge by the holders of the Company Warrants or otherwise) as a result of any increase in the number of Ordinary Shares issuable upon exercise thereof over the number set forth in the Company Warrant Determination due to any adjustment to the Company Warrants to give effect to the Acquisition and the issuance of any securities pursuant to the Share Exchange Agreement or otherwise in connection therewith, and (Y) if, as a result of any such adjustment, any additional Ordinary Shares are issued or issuable pursuant to the Share Exchange Agreement (any such additional Ordinary Shares, the “Additional Acquisition Shares”), then the Company shall promptly issue to each Buyer an additional number of restricted ADSs representing Ordinary Shares that such Buyer would have been entitled to if the Fully-Diluted Shares included the Increased Warrant Shares and the Additional Acquisition Shares. Notwithstanding the foregoing, to the extent that any issuance of Purchased ADSs to any Buyer (at the Closing or thereafter) would result in such Buyer (together with such Buyer’s affiliates and any other Persons whose beneficial ownership of the ADSs and/or Ordinary Shares would be aggregated with that of such holder for purposes of Section 13(d) of the 1934 Act (as defined below), including ADSs and/or Ordinary Shares held by a Person acting as a group together with such Buyer) owning (beneficially or otherwise) ADSs and/or Ordinary Shares representing in the aggregate in excess of 9.9% of the Ordinary Shares outstanding immediately after giving effect to such issuance, such Buyer shall be issued, in lieu of the ADSs representing such excess number of Ordinary Shares (the “Excess Shares”), a cashless exercisable warrant, in form reasonably acceptable to such Buyer, to purchase the ADSs representing such Excess Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events) at a price of $0.01 per ADS, which warrant shall provide that the holder thereof shall not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates and any other Persons whose beneficial ownership of the ADSs and/or Ordinary Shares would be aggregated with that of such holder for purposes of Section 13(d) of the 1934 Act, including ADSs and/or Ordinary Shares held by a Person acting as a group together with such holder) would own (beneficially or otherwise) ADSs and/or Ordinary Shares representing in the aggregate in excess of 9.9% of the Ordinary Shares outstanding immediately after giving effect to such exercise (the ADSs issuable upon exercise of any such warrants constituting Purchased ADSs hereunder). The Company covenants, acknowledges and agrees to keep Buyers informed on a reasonably current basis of any challenges by the holders of the Company Warrants with respect to the Company’s determination of the adjustment to the exercise price thereof and the number of Ordinary Shares issuable upon exercise thereof and as to any other adjustments to the Company Warrants and to the shares issuable pursuant to the Share Exchange Agreement. At least one Business Day prior to Closing, the Company shall deliver to each of the Buyers a certificate, signed by a Director, certifying as to (I) the pro forma capitalization of the Company after giving effect to the Acquisition, the issuance of the Purchased ADSs and the Purchased Ordinary Shares and any adjustments to any Options or Convertible Securities resulting therefrom, and (II) the Company’s determination of any adjustments to the number of Ordinary Shares directly or indirectly issuable pursuant to, and in accordance with, the terms of any Convertible Securities and Options resulting from the consummation of the transactions contemplated hereby, the Acquisition and the issuance of any securities pursuant to the Share Exchange Agreement or otherwise in connection therewith (including the Company Warrant Determination). For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options and ADSs) directly or indirectly convertible into or exchangeable or exercisable for ADSs or Ordinary Shares; and “Options” means any rights, warrants or options to subscribe for or purchase ADSs or Ordinary Shares or Convertible Securities.

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c.          Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first Business Day following the satisfaction (or waiver) of all of the conditions set forth in Sections 6 and 7 (or such later or earlier date as is mutually agreed to in writing by the Company and Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661-3693 or at such other place as the Company and Buyers may collectively designate in writing. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

d.          Form of Payment. On the Closing Date, (i) each Buyer shall pay such Buyer’s Purchase Price to the Company for the Purchased ADSs to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, less any amount withheld pursuant to Section 5.h, and (ii) the Company shall deliver to each Buyer an ADR (or ADRs representing such numbers of Purchased ADSs as such Buyer shall request) representing (in the aggregate) the number of Purchased ADSs that such Buyer is purchasing hereunder, in each case duly executed by the Depositary and registered in the name of such Buyer and/or its designee(s).

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a.          Investment Purpose. Such Buyer is acquiring (i) the Purchased ADSs purchased by such Buyer hereunder, and (ii) the underlying Purchased Ordinary Shares (the Purchased ADSs and the Purchased Ordinary Shares being collectively referred to herein as the “Securities”) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act.

b.          Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c.          Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions.

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d.          Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e.          No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f.          Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g.          Legends. Such Buyer understands that the certificates or other instruments representing the Securities and, until such time as the sale of the Purchased ADSs and the Purchased Ordinary Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the ADRs or certificates representing the Purchased ADSs and the Purchased Ordinary Shares, except as set forth below, shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Upon the written request to the Company of a holder of an ADR or a certificate or other instrument representing any Securities, the 1933 Act Legend shall be removed and the Company shall cause a certificate without the 1933 Act Legend to be delivered to the holder of the Securities upon which it is stamped (or, in the case of any Purchased Ordinary Shares being acquired upon surrender of the Purchased ADSs to the Depositary, the Company shall cause the Purchased Ordinary Shares to be delivered without being subject to the 1933 Act Legend), if (i) such Securities are registered for resale under the 1933 Act (provided that, if the holder is selling pursuant to the effective registration statement registering the Securities for resale, the holder agrees to only sell such Securities during such time that such registration statement is effective and such holder is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement), (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without compliance with Rule 144(e) or Rule 144(f) (or successors thereto), (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144, or (v) such holder certifies, on or after the date that is six months after the date on which such holder acquired the Securities (or is deemed to have acquired the Securities under Rule 144, which in the case of the Purchased Ordinary Shares shall be the Closing Date), that such holder is not an “affiliate” of the Company (as defined in Rule 144). The Company shall be responsible for the fees of its transfer agent and all fees of The Depository Trust Company (the “DTC”) associated with such issuance. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Securities. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2.g will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 2.g, such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

h.          Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is the valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms. Each of the Registration Rights Agreement and the other documents entered into by such Buyer in connection with the transactions contemplated hereby and thereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing and will be valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

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i.          Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and the Closing Date to each of Buyers that:

a.          Organization and Qualification. Set forth in Schedule 3.a is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization or incorporation and the percentage of the issued/and/or outstanding shares, capital stock or other equity interests of each such entity that is held by the Company or any of the Subsidiaries. Other than with respect to the entities listed on Schedule 3.a, the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and the Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly incorporated, organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties, and to carry on its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property, or the nature of the business conducted by the Company makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have, and would not be reasonably expected to have, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or of any of the Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith (including the legality, validity or enforceability thereof), or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.b) or (ii) the rights and remedies of any Buyers under the Transaction Documents. Except as set forth in Schedule 3.a, the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity. “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind or any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind. “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, and for purposes hereof shall include Volution and any entity in which Volution, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter.

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b.          Authorization; Enforcement; Validity.

(i)          Subject to the receipt of the Shareholder Approval (as defined below), the Company has the requisite corporate, partnership, limited liability company or other organizational power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and the Share Exchange Agreement, and to issue the Securities in accordance with the terms hereof and to consummate the Acquisition pursuant to the terms of the Share Exchange Agreement. The execution and delivery of the Transaction Documents and the Share Exchange Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Purchased ADSs and the underlying Purchased Ordinary Shares and the consummation of the Acquisition, have been duly authorized by the Company Board and no further consent or authorization is required by the Company, the Company Board or the Company’s shareholders or equityholders, except for the Shareholder Approval. Without limiting the foregoing, the Company Board has (A) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into each of the Share Exchange Agreement and this Agreement, and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Ordinary Shares pursuant to the Share Exchange Agreement and the issuance of the Purchased ADSs hereunder, and (B) resolved to recommend the approval and adoption of the Proposals by the shareholders of the Company. The only votes of the Company’s shareholders required to approve and adopt the Share Exchange Agreement, this Agreement and the transactions contemplated hereby and thereby are, in the case of each of the Proposals, the affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy and voting on the Proposal (the receipt of sufficient votes required to approve all such Proposals is referred to herein as the “Shareholder Approval”).

(ii)          This Agreement, the other Transaction Documents dated of even date herewith and the Share Exchange Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against it in accordance with their terms. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of the Closing shall have been duly executed and delivered by the Company, and shall constitute the valid and binding obligations of the Company, enforceable against such parties in accordance with their terms.

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c.          Capitalization.

(i)          The issued share capital of the Company is £557,396.16, which consists of (i) 55,636,283 Ordinary Shares of 1 pence each; (ii) 633,333 Deferred B Shares of 0.1 pence each, all of which, and the right to convert into Ordinary Shares under which, have expired in accordance with the terms of the Articles of Association; and (iii) 400,000 Deferred C Shares of 0.1 pence each, all of which, and the right to convert into Ordinary Shares under which, have expired in accordance with the terms of the Articles of Association. No Deferred B Shares or Deferred C Shares entitle any holder thereof to any economic, voting or other rights with respect to the Company. Pursuant to a shareholder resolution dated June 28, 2012, the Company was authorized to allot shares (and subscription rights / warrants) with an aggregate nominal value of £50,000,000 which authority expires on the fifth anniversary of it being passed of which at least £49,400,000 remains unused and available for the issuance of up to 4,940,000,000 Ordinary Shares of 1 pence each. The Company has agreed to issue: (A) up to 5,865,000 ordinary shares which are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, including 2,791,690 shares issuable pursuant to outstanding awards under such plans; and (B) up to 3,712,070 shares issuable and reserved for issuance pursuant to the Company Warrants. Schedule 3.c sets forth the pro forma capitalization of the Company after giving effect to the Acquisition, the issuance of the Purchased ADSs and the Purchased Ordinary Shares and any adjustments to any Options or Convertible Securities resulting therefrom. All of such issued or issuable shares have been, or upon issuance will be, validly allotted and issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3.c, (A) no shares in the capital of the Company or any of the Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (B) there are no outstanding Options or Convertible Securities, or contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to issue additional shares in the Company or any of the Subsidiaries, or any Options or Convertible Securities; (C) there are no agreements or arrangements under which the Company or any of the Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of the Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Subsidiaries is or may become bound to redeem a security of the Company and no other shareholder or similar agreement to which the Company or any of the Subsidiaries is a party; (E) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (F) the Company does not have any stock appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company’s Memorandum of Association (the “Memorandum of Association”), and the Company’s Articles of Association (the “Articles of Association”), and all documents and instruments containing the terms of all securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs, and the material rights of the holders thereof in respect thereto.

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(ii)          The Per Share Purchase Price will not be less than the product of (A) ten (10), multiplied by $0.46, which represents 75% of the closing bid price per ADS on August 17, 2015 as reported by the NASDAQ Capital Market.

(iii)         The issuance of the Securities hereunder will constitute the “Offering” for purposes of the Share Exchange Agreement and the Securities issued or issuable pursuant to this Agreement will not be taken into account in determining the Company’s “Fully Diluted Share Capital” for purposes of the Share Exchange Agreement.

d.          Issuance of Securities. The Purchased ADSs are duly authorized and, upon issuance in accordance with the terms hereof, will be (i) properly and validly allotted and issued, fully paid and nonassessable, (ii) free from all taxes and Liens with respect to the issuance thereof and (iii) entitled to the rights set forth in the Deposit Agreement and the ADRs evidencing the Purchased ADSs. The Purchased Ordinary Shares are duly authorized and, upon issuance of the Purchased ADSs in accordance with the terms hereof, will be (A) duly deposited with the Depositary in accordance with the Deposit Agreement, with the Depositary being entered in the register of members of the Company in respect of the Purchased Ordinary Shares, (B) properly and validly allotted and issued, fully paid and nonassessable and (C) free from all taxes and Liens with respect to the issue thereof. The holders of the Purchased Ordinary Shares, upon issuance upon surrender of the Purchased ADSs to the Depositary, will be entitled to all rights accorded to a holder of Ordinary Shares. Assuming the accuracy of the representations and warranties of Buyers set forth in Sections 2.a, 2.b, 2.d and 2.i, the issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

e.          No Conflicts.

(i)          The execution and delivery of the Transaction Documents and the Share Exchange Agreement by the Company, the performance by the Company of its obligations thereunder and the consummation by it of the transactions contemplated thereby (including the issuance of the Purchased ADSs and the Purchased Ordinary Shares and the consummation of the Acquisition pursuant to the Share Exchange Agreement) will not (i) result in a violation of the Memorandum of Association or the Articles of Association or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. Except for the filings and listings contemplated by the Registration Rights Agreement and filings to be made pursuant to Sections 4.b, 5.b and 5.g, none of the Company or any of the Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or otherwise consummate any of the transactions contemplated by, this Agreement or any of the other Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of the Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement or shall be obtained or effected prior to the applicable due date thereafter, as provided by applicable law, this Agreement or otherwise.

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(ii)          The Company is not in violation of any term of the Articles of Association. Neither the Company nor any of the Subsidiaries is in violation of any term of or in default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of the Subsidiaries, including the Share Exchange Agreement, which violation or default would or would reasonably be expected to have a Material Adverse Effect. The business of the Company and the Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would or would reasonably be expected to have a Material Adverse Effect.

f.          SEC Documents; Financial Statements; Sarbanes-Oxley.

(i)          Since January 1, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). The Company has made available to Buyers or their respective representatives, or filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or the successor thereto) (“EDGAR”) no less than five days prior to the date this representation is made, true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934 Act) with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment has not been filed and made publicly available on the SEC’s EDGAR system no less than five days prior to the date this representation is made. The Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

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(ii)          As of their respective dates, each of (A) the consolidated financial statements of the Company and the Subsidiaries included in the SEC Documents, and (B) the consolidated financial statements of Volution and Affiliate included in the Proxy Statement complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (I) as may be otherwise indicated in such financial statements or the notes thereto, or (II) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, in the case of the financial statements referred to in clause (A) hereof, and Volution and Affiliate, in the case of the financial statements referred to in clause (B) hereof, as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements for periods subsequent to December 31, 2014, to normal year-end audit adjustments that are not material individually or in the aggregate). None of the Company, the Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any shareholder of the Company has made any filing with the SEC (other than the SEC Documents), issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of the Subsidiaries or otherwise relating to the Company or any of the Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to Buyers, including information referred to in Section 2.d, that contains any untrue statement of a material fact or, with respect to written information, omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The accounting firm that expressed its opinion with respect to the consolidated financial statements of the Company and the Subsidiaries included in the Company’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was independent of the Company, and the accounting firm that expressed its opinion with respect to the consolidated financial statements of Volution and Affiliate included in the Proxy Statement was independent of Volution and Affiliate, in each case pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and each such firm was otherwise qualified to render such opinion under applicable law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Company or the Subsidiaries and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents that were filed with the SEC prior to the date of this Agreement. For purposes of this Agreement, “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (V) has an equity interest in that Person, (W) has a common ownership with that Person, (X) controls that Person, (Y) is controlled by that Person or (Z) shares common control with that Person. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another Person.

(iii)          The pro forma financial information and the related notes included in the Proxy Statement have been properly compiled and prepared in accordance with the applicable requirements of the 1933 Act and the rules and regulations thereunder and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

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(iv)         The Company and the Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(v)          Since January 1, 2014, neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any director, officer or employee, of the Company or any of the Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of the Subsidiaries, whether or not employed by the Company or any of the Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company. Since January 1, 2014, there have been no internal or SEC or other regulatory authority investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer or principal financial officer of the Company or any Subsidiary, the Company Board or any board of directors (or similar governing body) of any of the Subsidiaries or any committee thereof. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act). The Company is eligible to register the Purchased ADSs for resale by Buyers on a registration statement on Form S-3 under the 1933 Act.

(vi)         As used in this Agreement, the “Company’s Knowledge” of the Company and similar language means, unless otherwise specified, the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary and the knowledge any such Person would be expected to have after reasonable due diligence inquiry.

g.          Internal Accounting Controls; Disclosure Controls and Procedures. Each of the Company and Volution maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five days prior to the date this representation is made, and all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

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h.          Absence of Certain Changes. Except as disclosed in any SEC Documents that were filed with the SEC prior to the date of this Agreement, since January 1, 2014, there has been no Material Adverse Effect and no circumstances exist that could reasonably be expected to be, cause or have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has taken any steps, and the Company currently does not expect to take any steps, to seek protection pursuant to any bankruptcy law nor, to the Company’s Knowledge, do any creditors of the Company or any of the Subsidiaries intend to initiate involuntary bankruptcy proceedings nor, to the Company’s Knowledge, is there any fact that would reasonably lead a creditor to do so. The Company and the Subsidiaries are not as of the date this representation is made, nor after giving effect to the transactions contemplated hereby and by the Share Exchange Agreement (including any issuance of Purchased ADSs and the Purchased Ordinary Shares on the applicable Closing Date) will they be, Insolvent (as defined below). For purposes of this Section 3.h, “Insolvent” means (i) the present fair saleable value of the assets of the Company and the Subsidiaries is less than the amount required to pay the Company’s and the Subsidiaries’ total indebtedness, contingent or otherwise, (ii) the Company and the Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company or the Subsidiaries intend to incur, prior to the second anniversary of the date this representation is made, or believes that such Person or Persons will incur, prior to the second anniversary of the date this representation is made, debts that would be beyond its or their ability to pay as such debts mature or (iv) the Company and the Subsidiaries have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

i.          Absence of Litigation. There is no, nor since January 1, 2014 has there been any, action, suit or proceeding, or, to the Company’s Knowledge, any inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company, the ADSs, the Ordinary Shares or any of the Subsidiaries or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such. To the Company’s Knowledge, none of the directors or officers of the Company or of any of the Subsidiaries has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation during the past five years.

j.          Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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k.          No Material Adverse Effect; No Undisclosed Liabilities. Other than (i) the liabilities assumed or created pursuant to this Agreement, the other Transaction Documents and the Share Exchange Agreement, (ii) liabilities accrued for in the latest balance sheet for the Company included in the Company’s Form 10-Q for the quarter ended June 30, 2015, (iii) liabilities accrued for in the balance sheet as of December 31, 2014 of Volution and Affiliate included in the Proxy Statement, in the form on file with the SEC prior to the date of this Agreement, and (iv) liabilities incurred by Volution and its Subsidiaries in the ordinary course of business consistent with past practices since December 31, 2014 and (iv) the liability incurred from a working capital advance to Volution as described in the Proxy Statement, in the form on file with the SEC prior to the date of this Agreement, the Company and the Subsidiaries do not have any other liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted).

l.          Employee Relations. None of the Company or any of the Subsidiaries is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. None of the employees of the Company or any of the Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any of the Subsidiaries, none of the Company or any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relations with their respective employees are good. No “executive officer” (as defined in Rule 3b-7 under the 1934 Act) of the Company or any of the Subsidiaries, nor any other Person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company or any of the Subsidiaries that such Person intends to leave the Company or any of the Subsidiaries or otherwise terminate such Person’s employment with the Company or any of the Subsidiaries. No such executive officer, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all English, U.S. federal, state and local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

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m.          Employee Benefit Plans.

(i)          With respect to each Employee Benefit Plan: (a) all employer and employee contributions to each Employee Benefit Plan required by applicable law or by the terms of such Employee Benefit Plan have been made, or, if applicable, accrued in accordance with past practice; (b) the fair market value of the assets of each funded Employee Benefit Plan, the liability of each insurer for any Employee Benefit Plan funded through insurance or the book reserve established for any Employee Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date this representation is made, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Employee Benefit Plan and no transaction contemplated by this Agreement or the Share Exchange Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (c) each Employee Benefit Plan required to be registered has been registered and has been maintained, in all material respects, (x) in good standing with applicable regulatory authorities and (y) in accordance with all applicable laws, and if intended to qualify for special tax treatment, meets all requirements for such treatment.

(ii)          For purposes of this Agreement, “Employee Benefit Plan” means each plan, fund, policy, program, arrangement or agreement, including any fringe benefit plan or program, health, medical, dental and life insurance benefits, disability benefits, bonus or incentive plan, stock option, restricted stock, equity or stock based award, stock bonus, vacation pay, bonus program, service award, relocation or moving expense, deferred bonus plan, severance plan, salary continuation plan, salary reduction agreement, retirement or pension plan, deferred compensation plan, change-of-control agreement, employment agreement or consulting agreement, which in each case, is sponsored, maintained or contributed to (or is required to be sponsored, maintained or contributed to) by the Company or any of the Subsidiaries for the benefit of any of its or their current or former directors, officers, employees, consultants, independent contractors or other individual service providers.

(iii)         No claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against any Employee Benefit Plan (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any of the Subsidiaries or any of their respective directors, officers or employees (whether current, former or retired) with respect to the Employee Benefit Plans, or any of the assets of any Employee Benefit Plans; and no Employee Benefit Plan is, currently under audit or investigation by any governmental authority, and, to the Company’s Knowledge, no such audit or investigation has been threatened, and no such completed audit, if any, has resulted in the imposition of any tax, penalty or other liability that has not been satisfied in full.

(iv)        Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the consummation of the transactions contemplated hereby of thereby, alone or in combination with any other event or circumstance, will (a) give rise to any liability under any Employee Benefit Plan, including for severance pay, unemployment compensation, termination pay, or withdrawal liability, or (b) increase the amount of compensation or benefits due to any Person or result in the acceleration of the time of payment, funding or vesting of any benefits under any Employee Benefit Plan due to any Person.

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(v)          No Employee Benefit Plan provides post-retirement health and welfare benefits to any Person, except as required under any applicable laws.

(vi)         None of the Company, any of the Subsidiaries or any of their respective officers or employees has made any promises or commitments, whether legally binding or not, to create any additional Employee Benefit Plan, or to modify or change any existing Employee Benefit Plan.

n.          Intellectual Property Rights.

(i)          The Company and the Subsidiaries own or have a valid right to use in the manner currently used in their respective businesses, free and clear of all Liens, all Intellectual Property used in or necessary to conduct their respective businesses as now conducted as described in the Proxy Statement, in the form on file with the SEC prior to the date of this Agreement.  Schedule 3.n contains a complete and accurate list of all patented and registered Intellectual Property owned by the Company and the Subsidiaries and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by the Company or any of the Subsidiaries, and for each such item specifies the owner thereof and, to the extent applicable, the registration, application, serial or patent number thereof, the date of registration and/or filing thereof, and the jurisdiction in which such item is filed or registered that is directed to Volution’s complement inhibitor product candidate, Coversin, as described in the Proxy Statement, in the form on file with the SEC prior to the date of this Agreement (the “Product”).  All such items are currently in the name of the Company or one of the Subsidiaries, and, to the extent applicable, all maintenance fees and other fees have been duly paid, and all such items are in good standing and in full force and effect. The Company, the Subsidiaries and, to the Company’s Knowledge, the Company’s and the Subsidiaries’ licensors, have complied with the duty of candor and disclosure set forth in 37 C.F.R. § 1.56 with respect to each of the patents and patent applications comprising the Intellectual Property owned or licensed by the Company or any Subsidiary. Schedule 3.n also contains a complete and accurate list of (i) all licenses and other rights granted by the Company or any of the Subsidiaries to any third party with respect to Intellectual Property and (ii) all licenses and other rights with respect to Intellectual Property granted by any third party to the Company or any of the Subsidiaries that is directed or otherwise relates to the Product.  Except as set forth on Schedule 3.n, none of the rights of the Company or any of the Subsidiaries in any Intellectual Property that cover or otherwise relate to the Product are expected to expire or terminate within five years from the date of this Agreement.  Except as set forth on Schedule 3.n, there are no third parties that have rights, title or interest in or to any of the Intellectual Property owned by the Company or any of the Subsidiaries or licensed from a third party by the Company or any of the Subsidiaries, except for the rights retained by the owners of any Intellectual Property that is licensed to the Company or any of the Subsidiaries.  Neither the Company nor any of the Subsidiaries is infringing or otherwise violating, and to the Company’s Knowledge, none of the Company’s or the Subsidiaries’ licensors or licensees is infringing or otherwise violating, any Intellectual Property of any Person.  To the Company’s Knowledge, no third party is infringing or otherwise violating any Intellectual Property owned or licensed from a third party by the Company or any of the Subsidiaries.  There is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company, any of the Subsidiaries or any of their respective licensors, regarding any Intellectual Property owned or used by the Company or any of the Subsidiaries, including any such claim, action or proceeding asserting the invalidity, misuse or unenforceability thereof, contesting the ownership or registrability thereof or other rights of the Company or any of the Subsidiaries therein, or alleging that any such Intellectual Property infringes or otherwise violates any Intellectual Property of any Person.  To the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing. None of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company’s Knowledge, is being used by any of the officers, directors or employees of the Company or any of the Subsidiaries, or any other Person, on behalf of the Company or any of the Subsidiaries in violation of the rights of any Persons.  The Company and the Subsidiaries have taken reasonable measures to safeguard and maintain the secrecy, confidentiality and value of all trade secrets and confidential processes, procedures, strategies, models, business methods, know-how, data and other confidential data, information and materials owned by or licensed to the Company or any of the Subsidiaries or otherwise disclosed or used in the respective business thereof.  Except as provided in Schedule 3.n, no government funding or facilities, or any funding or facilities of any university, college or other institution of higher education, were used in the development of any Intellectual Property purportedly owned by the Company or any of the Subsidiaries.

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(ii)          For purposes of this Agreement, the term “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with all goodwill connected with the use of and symbolized by, and all registrations, registration applications and renewals in respect of, any of the foregoing; (b) Internet domain names, whether or not trademarks or service marks, registered in any top-level domain by any authorized private registrar or governmental authority, web addresses, web pages, websites and related content and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and moral rights, and all registrations, applications for registration and renewals with respect thereto; (d) trade secrets, discoveries, business and technical information, know-how, methodologies, strategies, processes, databases, data collections and other confidential and/or proprietary information and all rights therein; (e) inventions (whether or not patentable, and whether or not reduced to practice), all improvements thereto, and all patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other governmental authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) other intellectual property rights; and (g) copies and tangible embodiments (in whatever form or medium) of the foregoing.

o.          Environmental Laws. Each of the Company and the Subsidiaries (i) is in compliance with any and all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in compliance with all terms and conditions of any such permit, license or approval, and to the Company’s Knowledge, there are no events, conditions, or circumstances reasonably likely to result in liability of the Company or any of the Subsidiaries pursuant to Environmental Laws that would or would reasonably be expected to have a Material Adverse Effect. The term “Environmental Laws” means all English, U.S. federal, state and local or foreign laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials; “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law.

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p.          Personal Property. The Company and the Subsidiaries have good and valid title to all personal property owned by them that is material to the respective businesses of the Company and the Subsidiaries.

q.          Real Property. None of the Company or any of the Subsidiaries owns in fee any real property. All of the Real Property Leases (as defined below) are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby, by the other Transaction Documents or by the Share Exchange Agreement. For purposes hereof, “Real Property Lease” means each lease and other agreement with respect to which the Company or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property; and “Real Property” means all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of the Subsidiaries, (ii) in connection with which the Company or any of the Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of the Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business.

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r.          Insurance. Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company or the Subsidiaries, as applicable, believes to be prudent and customary in the respective businesses in which the Company and the Subsidiaries are engaged. None of the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Company and the Subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have, and would not reasonably expected to have, a Material Adverse Effect.

s.          Regulatory Permits. Each of the Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate English, U.S. federal or state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted (“Permits”), including all Permits required by any applicable Regulatory Agency, and none of the Company or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit. To the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to any of them not being able to obtain necessary Permits as and when necessary to enable the Company or the Subsidiaries to conduct their respective businesses. For purposes of this Agreement, “Regulatory Agency” means any English or U.S. federal, state or local regulatory agency, department, bureau or other governmental authority in the United States, the European Union or any other jurisdiction, as applicable, including the United States Food and Drug Administration, the U.S. Pharmacopeial Convention and the European Medicines Agency, in each case that is responsible for registrations necessary for, or otherwise governs, the manufacture, handling, use, storage, import, transport, distribution or sale of any Pharmaceutical Product (as defined below).

t.          Regulatory Matters. As to each product of the Company or any Subsidiary subject to the jurisdiction of any Regulatory Agency that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of the Subsidiaries (each such product, together with any such product under development, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder, and similar applicable English, U.S. federal, state or local or foreign laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have or reasonably be expected to result in a Material Adverse Effect. There is no pending, completed or, to the Company’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of the Subsidiaries, and none of the Company or any of the Subsidiaries has received any notice, warning letter or other communication from any Regulatory Agency, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of the Subsidiaries, (iv) enjoins production at any facility of the Company or any of the Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of the Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of the Subsidiaries. The respective properties, business and operations of the Company and the Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of applicable Regulatory Agencies, including the FDA. The Company has not been informed by any Regulatory Agency that it will prohibit the marketing, sale, license or use in the United States or any other jurisdiction of any product proposed to be developed, produced or marketed by the Company nor has the any Regulatory Agency expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary.

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u.          Listing. Except as set forth on Schedule 3.u, the Company is not in violation of any of the rules, regulations or requirements of the NASDAQ Capital Market (the “Principal Market”), and, to the Company’s Knowledge, there are no facts or circumstances that could reasonably lead to delisting, suspension or termination of trading of the ADSs on the Principal Market. Since January 31, 2014, (i) the ADSs have been listed on the Principal Market, (ii) trading in the ADSs has not been suspended or deregistered by the SEC or the Principal Market and (iii) except as set forth on Schedule 3.u, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the delisting, suspension or termination of trading of the ADSs on the Principal Market. After giving effect to the closing of the Acquisition, the sale of the Securities hereunder and the ADS Ratio Change (as defined below), the Company will satisfy the quantitative and qualitative (including corporate governance) standards for continued listing of the ADSs on the NASDAQ Capital Market, as set forth in the NASDAQ Listing Rules. The Company has not received any communication from The NASDAQ Stock Market regarding the resignation of any director or executive officer as a condition to the continued listing of the ADSs on the NASDAQ Capital Market.

v.          Tax Status. Each of the Company and the Subsidiaries (i) has made or filed all foreign, English and U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company or the applicable Subsidiary has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim. The Company was not a passive foreign investment company (“PFIC”) under the United States Internal Revenue Code of 1986, as amended (the “Code”), for the Company’s taxable year ended December 31, 2014.

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w.          Transactions With Affiliates. Except as disclosed in any SEC Documents that were filed with the SEC prior to the date of this Agreement, no Related Party of the Company or any of the Subsidiaries, nor any of their respective Affiliates (as defined in Section 3.f(ii)), is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of the Subsidiaries (other than directly for services as an employee, officer and/or director) that would be required to be disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as disclosed in any SEC Documents that were filed with the SEC prior to the date of this Agreement, no Related Party of the Company or any of the Subsidiaries or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of the Subsidiaries has any direct or indirect ownership interest or has a business relationship or with which the Company or any of the Subsidiaries competes. “Related Party” for purposes hereof means, with respect to any Person, the officers and directors of such Person or such Person’s subsidiaries, Persons who were officers or directors of such Person or such Person’s subsidiaries at any time during the previous two years, shareholders, or affiliates of such Person or any of such Person’s subsidiaries, or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns a beneficial interest.

x.          Application of Takeover Protections. Each of the Company, the Subsidiaries, the Company Board and the boards of directors (or similar governing bodies) of the Subsidiaries has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Articles of Association, the organizational documents of the Subsidiaries or the laws of the jurisdictions of incorporation, formation or organization of the Company or any of the Subsidiaries that is or could become applicable to Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and Buyers’ ownership of the Securities.

y.          Rights Agreement. The Company has not adopted a shareholder rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of ADSs or Ordinary Shares or a change in control of the Company.

z.          Foreign Corrupt Practices. Neither the Company nor any of the Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 or any similar law or legislation; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

aa.        No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

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bb.        Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

cc.        General Solicitation. None of the Company or any of the Subsidiaries, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

dd.        No Integrated Offering. None of the Company or any of the Subsidiaries, or any of their respective Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions of any authority, nor will the Company take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable shareholder approval provision of any authority.

ee.        No Disqualification Events. None of the Company or any of the Subsidiaries, any of their respective predecessors, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the 1933 Act) connected with the Company or any of the Subsidiaries in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the Securities, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Securities, and RPC (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”). Each of the Company and the Subsidiaries has exercised reasonable care to determine (i) the identity of each person that is an Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). With respect to each Covered Person, each of the Company and the Subsidiaries has established procedures reasonably designed to ensure that the Company or the applicable Subsidiary receives notice from each such Covered Person of (i) any Disqualification Event relating to that Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Covered Person; in each case occurring up to and including the Closing Date. None of the Company or any of the Subsidiaries is for any other reason disqualified from reliance upon Rule 506 of Regulation D under the 1933 Act for purposes of the offer and sale of the Securities.

ff.        Disclosure. The Company understands and confirms that each Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. Taken as a whole, all disclosure provided to Buyers regarding the Company, the Subsidiaries, their respective businesses and the transactions contemplated hereby and by the Share Exchange Agreement, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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4.           PRE-CLOSING COVENANTS.

a.          Shareholders Meeting. The Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of shareholders (the “Company Shareholders Meeting”) for the purpose of obtaining the Shareholder Approval as promptly as reasonably practicable. The Company shall use its reasonable best efforts to obtain the Shareholder Approval at the Company Shareholders Meeting.

b.          Proxy Statement.

(i)          The Company filed with the SEC on August 3, 2015, and commenced mailing to its shareholders on or about August 5, 2015, a proxy statement (as it may be amended or supplemented from time to time, including by the Proxy Supplement (as defined below) the “Proxy Statement”) related to, among others, the consideration of the Proposals. In connection with the Company Shareholders Meeting, the Company will (A) as promptly as reasonably practicable after the date of this Agreement prepare and file with the SEC a supplement to the Proxy Statement reflecting this Agreement and the Transaction Documents (the “Proxy Supplement”), (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement on or after the date of this Agreement and provide copies of such comments to Buyers promptly upon receipt and provide copies of proposed responses to Buyers a reasonable time prior to filing to allow Buyers the opportunity to provide meaningful comment, (C) as promptly as reasonably practicable prepare and file any other amendments or supplements necessary to be filed in response to any SEC comments or as otherwise required by applicable law, (D) to the extent not done prior to the date of this Agreement, mail to its shareholders as promptly as reasonably practicable the Proxy Statement (including the Proxy Supplement) and all other customary proxy or other materials for meetings such as the Company Shareholders Meeting, (E) to the extent required by applicable law, as promptly as reasonably practicable prepare, file and distribute to the Company’s shareholders any supplement (other than the Proxy Supplement) or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting, and (F) otherwise comply with all requirements of law applicable to the Company Shareholders Meeting. Each Buyer shall cooperate with the Company in connection with the preparation of the Proxy Supplement and any other amendments or supplements to the Proxy Statement, including promptly furnishing the Company, upon request, with any and all information as may be required to be set forth in the Proxy Statement with respect to such Buyer under applicable law. The Company will provide Buyers a reasonable opportunity to review and comment upon the Proxy Supplement and any other amendments or supplements to the Proxy Statement, and shall give reasonable consideration to any such comments proposed, prior to mailing the Proxy Supplement and any such other amendments or supplements to the Proxy Statement to the Company’s shareholders. The Proxy Statement shall include the Company Board Recommendation.

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(ii)          If, at any time prior to the Company Shareholders Meeting, any information relating to the Company, any of the Subsidiaries or any Buyers or any of their respective Affiliates should be discovered by the Company, any of the Subsidiaries or any Buyers which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s shareholders.

(iii)        The Company represents, warrants, covenants and agrees that (A) none of the information included or incorporated by reference in the Proxy Statement or any other document filed with the SEC in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the Share Exchange Agreement or the Acquisition (all such other documents, the “Other Filings”), in the case of the Proxy Statement, at the date it was first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or at the date it is first filed with the SEC, contained or shall contain, as applicable, any untrue statement of a material fact or omitted or shall omit, as applicable, to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein in reliance on, and conformity with, information supplied in writing by or on behalf of any Buyer in connection with the preparation of the Proxy Statement or the Other Filings expressly for inclusion therein, and (B) the Proxy Statement and the Other Filings that are or were filed by the Company shall comply as to form in all material respects with the requirements of the 1934 Act and shall comply with the applicable requirements of The NASDAQ Stock Market.

(iv)        Each Buyer, severally and not jointly, represents, warrants, covenants and agrees that none of the information supplied in writing by or on behalf of such Buyer expressly for inclusion in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the time of the Company Shareholders Meeting or at the time of any amendment of or supplement to the Proxy Statement, or, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(v)         The Company Board shall, within 10 Business Days after the Requisite Buyers request in writing, reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the transactions contemplated hereby and by the Share Exchange Agreement, including the issuance of the Purchased ADSs to Buyers and the consummation of the Acquisition. If a tender or exchange offer relating to the Company’s securities shall have been commenced by a Person unaffiliated with any Buyers, the Company shall, within 10 Business Days after such tender or exchange offer is first published, sent or given, send to its shareholders pursuant to Rule 14e-2 promulgated under the 1933 Act a statement disclosing that the Company Board recommends rejection of such tender or exchange offer.

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c.          Conduct of Business of the Company.

Except as expressly required or expressly contemplated by this Agreement or the Share Exchange Agreement or as disclosed in the Proxy Statement, in the form on file with the SEC prior to the date of this Agreement, the Company will conduct its operations only in the ordinary course of business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or the Share Exchange Agreement or as set forth on Schedule 4.c, the Company shall not, and shall cause each of the Subsidiaries not to, take any of the following actions:

(i)         directly or indirectly, withdraw, change, amend, modify or qualify, or resolve, propose or agree to withdraw, change, amend, modify or qualify (whether publicly or otherwise), in a manner adverse to any Buyer, or otherwise take any action, fail to take any action or make any statement or proposal inconsistent with, the Company Board Recommendation;

(ii)        propose or adopt any changes to the Articles of Association or any of the organizational documents of the Subsidiaries;

(iii)       make, declare, set aside, or pay any dividend or distribution on any ADSs, Ordinary Shares or shares in the Company;

(iv)       (A) except for the change in the ADS ratio of ADSs to Ordinary Shares from 1-to-10 to 1-to-100 as contemplated by Section 4.f hereof (the “ADS Ratio Change”), adjust, split, combine or reclassify or otherwise amend the terms of the ADSs, Ordinary Shares or other shares in the Company, (B) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any ADSs, Ordinary Shares or other shares in the Company or any securities or other rights convertible or exchangeable into or exercisable for any such shares in the Company or such securities or other rights, or offer to do the same, (C) issue, grant, deliver or sell any ADSs, Ordinary Shares or other shares in the Company or any securities or other rights convertible or exchangeable into or exercisable for any such shares in the Company or such securities or rights (which term, for purposes of this Agreement, will be deemed to include share appreciation rights, “phantom stock” or other commitments that provide any right to receive value or benefits similar to such shares, securities or other rights), other than pursuant to the exercise of Options of the Company outstanding as of the date of this Agreement, in all cases in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement, (D) enter into any agreement, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of any ADSs, Ordinary Shares or other shares in the Company or such securities or other rights, or (E) register for sale, resale or other transfer any ADSs, Ordinary Shares or other shares in the Company under the 1933 Act on behalf of the Company or any other Person;

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(v)        terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which the Company or any Subsidiary is a party;

(vi)       merge or consolidate (or initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, a merger or consolidation of) the Company or any of the Subsidiaries with any Person, other than the Acquisition;

(vii)      sell, lease or otherwise dispose of any assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a joint venture ) or by property transfer;

(viii)     make any acquisitions (or initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, an acquisition), by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a joint venture)) or make any purchases of any property or assets from any Person, in all such cases other than the Acquisition;

(ix)       enter into, renew, extend, amend or terminate any contract, agreement or arrangement, whether written or oral, that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated contracts, agreements or arrangements, would reasonably be expected to have a Company Material Adverse Effect;

(x)        incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities;

(xi)       make any loans, advances or capital contributions to, or investments in, any other Person;

(xii)      change its financial accounting policies or procedures, other than as required by law or GAAP, or write up, write down or write off the book value of any assets of the Company and the Subsidiaries, including writing down the value of inventory in any material manner, other than as may be required by law or GAAP;

(xiii)     waive, release, assign, settle or compromise any action, suit or proceeding, except without the imposition of any restrictions on the business and operations of the Company or any of the Subsidiaries;

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(xiv)     adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries;

(xv)      enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate or Related Party transactions; and

(xvi)     agree or commit to do any of the foregoing.

d.          Pre-Closing Access. The Company will, and will cause each of the Subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives to, during normal business hours and upon reasonable advance notice, (i) provide to Buyers full access to the officers, employees, offices, properties, agreements, commitments, books and records and other information (including tax returns) of the Company and the Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company or the Subsidiaries) as Buyers reasonably request, (ii) promptly upon request therefor, provide to Buyers all documents that any Buyers reasonably request, including any and all available financial, technical and operating data and other information pertaining to the Company and the Subsidiaries and (iii) otherwise cooperate with Buyers in its investigation of the Company and the Subsidiaries.

e.          Acquisition.

(i)          The Company shall use its reasonable best efforts, and shall cause its Affiliates to use their reasonable best efforts, to, take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to consummate the Acquisition as promptly as possible following the date of this Agreement, including satisfying (or obtaining waivers of) on a timely basis all the conditions set forth in the Share Exchange Agreement that are within its or their control. In the event that all conditions to the Share Exchange Agreement have been satisfied or waived (other than the consummation of the transactions contemplated by this Agreement), the Company and its Affiliates shall use its reasonable best efforts to cause the other parties to the Share Exchange Agreement to consummate the Acquisition as promptly as practicable. Upon request, the Company shall keep Buyers informed on a reasonably current basis of the status of its efforts to consummate the transactions contemplated by the Share Exchange Agreement.

(ii)          None of the Company or its Affiliates shall amend, modify, terminate, assign or agree to any waiver of the Share Exchange Agreement without the prior written approval of the Requisite Buyers.

(iii)         The Company shall comply with its covenants and agreements set forth in Section 8.10 of the Share Exchange Agreement (provided that the Company shall not take any action that would otherwise be permitted by Section 8.10.1.6 or 8.10.1.7 of the Share Exchange Agreement, and without limiting the foregoing, the Company Board shall not accept any Third Party Offer (as defined in the Share Exchange Agreement) for the Company).

f.          ADS Ratio Change. The Company will, prior to the Closing, take all actions reasonably necessary or appropriate, and use its reasonable best efforts, to effect the ADS Ratio Change in accordance with the terms of the Deposit Agreement, including entering into (and causing the Depositary to enter into) an amendment to the Deposit Agreement to effect the foregoing (the “Deposit Agreement Amendment”), which, for the avoidance of doubt, constitutes a Transaction Document.

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5.           OTHER COVENANTS.

a.          Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b.          Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Buyers at the Closing occurring on the Closing Date pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c.          Reporting Status. From the date of this Agreement until the first date on which Buyers no longer own any Securities (the “Reporting Period”), the Company shall use its reasonable best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate the registration of the ADSs under the 1934 Act or otherwise terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit any such termination.

d.          Use of Proceeds. The Company will use the proceeds from the sale of the Securities as set forth on Schedule 5.d.

e.          Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period: (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and any registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of the Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR.

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f.          Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences, (iii) timely file and make publicly available on EDGAR, all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (y) Section 906 of Sarbanes Oxley with respect to any Company SEC Documents, (iv) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and (v) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act.

g.          Listing. The Company shall take all actions necessary to remain eligible for quotation of its securities on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or The New York Stock Exchange and to cause all of the Registrable Securities covered by a Registration Statement (as such terms are defined in the Registration Rights Agreement) to be quoted thereon. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which ADSs are then listed (subject to official notice of issuance) and shall maintain, so long as any other ADSs shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall not, and shall cause each of the Subsidiaries not to, take any action which would be reasonably expected to result in the delisting, suspension or termination of trading of the ADSs on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.g.

h.          Expenses.

(i)          At the Closing, the Company shall pay to each Buyer that is affiliated with Deerfield Management Company, L.P. a reimbursement amount, up to an aggregate of $75,000 for all such Buyers, equal to such Buyer’s legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated hereby and thereby (collectively, “Expenses”). Subject to the limitation in the preceding sentence that the Company shall not be obligated to pay Expenses in excess of $75,000 in the aggregate, the aggregate amount payable to any Buyer pursuant to the preceding sentence at the Closing may be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at the Closing. Additionally, at the Closing, each of the Company and the Subsidiaries shall pay all of its own Expenses. In addition to the obligations of the Company set forth in this Section 5.h, and not in limitation thereof, following the Closing, the Company shall promptly reimburse each Buyer and each holder of Securities for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification or waiver of any of the Transaction Documents and the enforcement of such Person’s rights and remedies under any of the Transaction Documents.

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(ii)         Notwithstanding any termination of this Agreement pursuant to Section 8, the Company shall pay to each Buyer that is affiliated with Deerfield Management Company, L.P., within 30 days following delivery of an invoice to the Company by any such Buyer, a reimbursement amount, up to an aggregate of $75,000 for all such Buyers, equal to such Buyer’s Expenses in the event this Agreement is terminated pursuant to (A) Section 8.b(i), (B) Section 8.b(ii), (C) Section 8.c(i), (D) Section 8.c(ii) or (E) Section 8.c(iii); provided, that the Company shall not be obligated to pay any reimbursement amount pursuant to this Section 5.h(ii) for a Buyer’s Expenses if this Agreement is terminated pursuant to clauses (A), (B) or (E) and (X) as of the date of such termination, the representations and warranties of the Company and the Subsidiaries shall be true and correct as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to such date, or (Y) the bad faith actions by such Buyer have been a principal cause of, or resulted in, the failure of the conditions giving rise to the payment of such Buyer’s Expenses pursuant to this Section 5.h(ii).

i.          Disclosure of Transactions and Other Material Information. Not later than 8:00 a.m. (New York City time) on the second (2nd) Business Day following the execution and delivery of this Agreement, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement and the Registration Rights Agreement (such Form 8-K, the “Announcing Form 8-K”). No later than 8:00 a.m. (New York City time) on the second (2nd) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions consummated pursuant to this Agreement on the Closing Date (such Form 8-K, the “Closing Form 8-K”). The Company represents and warrants that, from and after the filing of the Closing Form 8-K with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents to, provide any Buyer with any material nonpublic information regarding the Company or any of the Subsidiaries from and after the filing of the Closing Form 8-K with the SEC without the express prior written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, the Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, the Subsidiaries, or any of its or their respective officers, directors, employees, equityholders or agents for any such disclosure. Subject to the foregoing, none of the Company or the Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K or the Closing Form 8-K, and in each case contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof). Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information.

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j.          Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by U.S. federal law and each Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information to each Buyer.

k.         Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no such holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2.f of this Agreement; provided that such holder and its pledgee shall be required to comply with the provisions of Section 2.f in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

l.          PFIC Status. For so long as any Buyer or other holder owns any Securities, upon the request of such holder the Company shall furnish any information reasonably requested by such holder (and not generally available by reference to the Company’s publicly available filings with the SEC) to confirm whether or not the Company is a PFIC; provided, however, that the Company shall not be obligated to furnish any information that it has not already publicly disclosed. In addition, for each taxable year of the Company during any portion of which any holder holds any Securities, the Company shall make due inquiry of its tax advisors on an annual basis regarding its status as a PFIC and, if the Company’s tax advisors determine that the Company became a PFIC for any such taxable year, shall notify each holder of Securities, in writing, of the determination that the Company has become a PFIC for such taxable year by no later than 75 days following the close of such taxable year. With respect to (i) any taxable year in respect of which the Company was determined to be a PFIC and (ii) each subsequent taxable year during any part of which any holder holds any Securities, the Company shall promptly provide each holder with all information that is required by a United States person holding Securities in order to make a valid election to treat the Company as a “qualified electing fund” for the purposes of the Code, including a “PFIC Annual Information Statement” as described in Treasury Regulation section 1.1295-(1)(g)(1) (or any successor Treasury Regulation) and all representations and statements required by such statement, and will take any other steps necessary to facilitate such election by each holder. The Company understands and agrees that time is of the essence in complying with the foregoing deadlines, and that any failure by the Company to so comply will be materially adverse to each holder.

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m.         No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement and the other Transaction Documents.

n.          Regulation M. Neither the Company, nor the Subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

o.          Further Instruments and Acts. From the date of this Agreement until the end of the Reporting Period, upon request of any Buyer or holder of Securities, the Company will, and will cause each of the Subsidiaries to, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Agreement and the other Transaction Documents.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company to issue and sell the Purchased ADSs to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a.          The Shareholder Approval shall have been obtained.

b.          The Acquisition shall have been consummated in accordance with the terms of the Share Exchange Agreement.

c.          The ADS Ratio Change shall have been effected.

d.          Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

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e.          Such Buyer shall have delivered to the Company such Buyer’s Purchase Price for the Purchased ADSs being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

f.          The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.           CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Purchased ADSs from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a.          The Shareholder Approval shall have been obtained.

b.          The Acquisition shall have been consummated in accordance with the terms of the Share Exchange Agreement (without any amendment, modification or waiver of any of the provisions thereof).

c.          The ADS Ratio Change shall have been effected.

d.          Each of the Company and the Subsidiaries shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Buyer.

e.          The representations and warranties of the Company and the Subsidiaries shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and the Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by a director of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

f.          Such Buyer shall have received the opinions of Mintz Levin Cohn Ferris Glovsky and Popeo PC and DLA Piper UK LLP, each dated as of the Closing Date, which opinions will address, among other things, laws of England and New York and U.S. federal law applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and covering the matters set forth on Exhibit B-1 and Exhibit B-2 attached hereto.

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g.          The Company shall have executed and delivered to such Buyer the ADRs representing the Purchased ADSs being purchased by such Buyer at the Closing.

h.          The Company Board shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3.b and in a form reasonably acceptable to such Buyer (the “Resolutions”).

i.           The Company shall have delivered to such Buyer a certificate evidencing the incorporation or organization and good standing of the Company and Volution in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within five Business Days of the Closing Date.

j.           The Company shall have delivered to such Buyer a director’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Memorandum of Association, as amended, certified as of a date within five Business Days of the Closing Date, by the Company Secretary, (C) the Articles of Association, certified as of a date within five Business Days of the Closing Date, by the Company Secretary, and (D) the Deposit Agreement, as amended and in effect as of the Closing.

k.          The Company shall have made all filings under all applicable U.S. federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

l.           The Company shall have delivered to such Buyer a letter from each of the Depositary and the Company’s transfer agent certifying the number of ADSs and Ordinary Shares, respectively, outstanding as of a date within two (2) Business Days of the Closing Date.

m.          The Company and the Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.

a.          Termination by Mutual Consent. This Agreement may be terminated, whether before or after satisfaction of the condition set forth in Sections 6.a and 7.a, at any time prior to the Closing, by mutual written consent of the Requisite Buyers and the Company. For purposes of this Agreement, “Requisite Buyers” means Buyers that purchased at least two-thirds (2/3) of the aggregate number of Purchased ADSs on the Closing Date, or if prior to the Closing, Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate number of Purchased ADSs.

b.          Termination by Either the Requisite Buyers or the Company. This Agreement may be terminated by either the Requisite Buyers or the Company at any time prior to the Closing:

(i)          whether before or after satisfaction of the conditions set forth in Sections 6.a and 7.a, if the Closing has not occurred by October 31, 2015 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose breach of, or failure to fulfill any of its obligations under, this Agreement has been a cause of, or resulted in, the failure to consummate the Closing by such date;

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(ii)         if the Proposals have been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Shareholder Approval shall not have been obtained at such Company Shareholders Meeting (including any adjournment or postponement thereof) prior to the Outside Date; or

(iii)        whether before or after satisfaction of the conditions set forth in Sections 6.a and 7.a, if any law or governmental authority prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable.

c.          Termination by the Requisite Buyers. This Agreement may be terminated by the Requisite Buyers at any time prior to the Closing:

(i)          if the Company materially breaches its obligations under Sections 4.a, 4.b or 4.c, or the Company Board or any committee thereof shall resolve to do any of the foregoing;

(ii)         provided that no Buyer who is a party to such termination action is in material breach of its respective obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred and shall not have been cured within 10 Business Days after a Buyer’s written notice asserting such breach or failure from the Company, and which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 7, and (B) as a result of such breach, such condition would not reasonably be expected to be satisfied prior to the Outside Date;

(iii)        if the Share Exchange Agreement terminates for any reason.

d.          Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing; provided that the Company is not in material breach of its obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of Buyers contained in this Agreement shall have occurred and shall not have been cured within 10 Business Days after the Company’s written notice asserting such breach or failure from Buyers, and which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 6 and (B) as a result of such breach, such condition would not reasonably be expected to be satisfied prior to the Outside Date.

e.          Effect of Termination. If this Agreement is terminated pursuant to this Section 8, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of Section 5.h, this Section 8.e, Section 9 and Section 10 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve the Company from liabilities for damages incurred or suffered by any Buyer as a result of any knowing or intentional breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

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f.          Extension; Waiver. At any time, whether prior to, on or after the Closing, the Requisite Buyers, on the one hand, and the Company, on the other hand, may, as applicable (i) extend the time for the performance of any of the obligations of the other party or parties, as applicable, (ii) waive any inaccuracies in the representations and warranties of the other party or parties, as applicable, contained in this Agreement or in any Transaction Document, or (iii) unless prohibited by applicable law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

9.           INDEMNIFICATION.

a.          Company Indemnification Obligation. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any of the Subsidiaries in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company or any of the Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or affiliates), (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (v) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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b.          Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is actually prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within five days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of its counsel, a conflict of interest may exist between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Company assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, the Company shall not consent to entry of any judgment or enter into any settlement which provides for any obligation or restriction on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Company. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable; provided that, at least five days prior to any settlement, written notice of such Indemnitee’s intention to settle is given to the Company. If requested by the Company, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Company and its counsel in contesting any claim that the Company elects to contest.

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10.         GOVERNING LAW; MISCELLANEOUS.

a.          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. By the execution and delivery of this Agreement, the Company hereby agrees to, as promptly as practicable but in no event later than the Closing Date, appoint Pearl Cohen Zedek Latzer, LLP, which currently maintains a New York City office at 1500 Broadway, 12th Floor, New York, New York 10036, United States of America, as its agent upon which process may be served in any legal action or proceeding which may be instituted in any federal or state court in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, but for that purpose only. Notwithstanding anything to the contrary contained herein, service of process upon such agent at the office of such agent at Pearl Cohen Zedek Latzer, LLP, which currently maintains a New York City office at 1500 Broadway, 12th Floor, New York, New York 10036, United States of America, and written notice of said service by the Person servicing the same to the Company at the address for notices to it set forth in Section 10.f, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. Such appointment shall be irrevocable so long as any Investor shall have any rights pursuant to the terms hereof until the appointment of a successor by the Company with the consent of the Investors and such successor’s acceptance of such appointment. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Each of the parties hereto hereby expressly and irrevocably waives all rights of jurisdiction in any jurisdiction other than the state and federal courts sitting in the City of New York, borough of Manhattan, in any such suit, action or proceeding which it may now or hereafter be afforded by law in any other forum other than the state and federal courts sitting in the City of New York, borough of Manhattan. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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b.          Counterparts; Execution. This Agreement and any amendments hereto may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that all parties need not sign the same counterpart. A facsimile, PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile or reproduction thereof. The parties hereto hereby agree that neither shall raise the execution of facsimile, PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by facsimile, e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

c.          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.          Entire Agreement; Amendments; Waivers. This Agreement, together with the other Transaction Documents, supersedes all other prior oral or written agreements among each Buyer, the Company and the Subsidiaries, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, together with the other Transaction Documents, and the other instruments referenced herein and therein contain the entire understanding of the parties hereto with respect to the matters covered herein and therein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the Requisite Buyers. Any such amendment shall bind all holders of the Purchased ADSs. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased ADSs then outstanding. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right. No consideration shall be offered or paid to any Buyer or holder of Purchased ADSs to amend or consent to a waiver or modification or supplement of any provision of any of the Transaction Documents unless the same consideration also is offered to all of Buyers or holders of Purchased ADSs, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Buyer and is not intended for the Company to treat Buyers as a class and shall not be construed in any way as Buyers acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or otherwise.

f.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and, in the case of an e-mail, a read receipt is received, and in each case kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

If prior to the Closing Date:

Celsus Therapeutics Plc
24 West 40th Street, 8th Floor,

New York, New York, 10018

Facsimile:	(646) 843-9352
E-mail:	gr@celsustx.com
Attention:	Gur Roshwalb, Chief Executive Officer

If on or following the Closing Date:

Akari Therapeutics, Plc

24 West 40th Street, 8th Floor,

New York, New York, 10018

Facsimile:	(646) 843-9352
E-mail:	Gr@akaritx.com
Attention:	Gur Roshwalb, Chief Executive Officer

With copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue

New York, NY 10017

Facsimile:	(212) 983-3115
E-mail:	JSchultz@mintz.com
Attention:	Jeffrey Schultz

and a copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173
Facsimile: (212) 547-5444

Email:	tfinger@mwe.com, jrubinstein@mwe.com
Attention:	Todd Finger and Joel Rubinstein

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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g.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate number of Purchased ADSs then outstanding, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in the Transaction Documents, Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h.          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i.           Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Buyers contained herein shall survive the Closing and shall remain in full force and effect until the date that is thirty (30) days following the date on which the Company files with the SEC its Annual Report on Form 10-K for the year ended December 31, 2016; provided, that the representations and warranties set forth in Sections 2.h, 3.a, 3.b, 3.c, 3.d, 3.e and 10.k shall survive the Closing indefinitely. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival and such claims shall survive until finally resolved. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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k.           Financial Advisors; Placement Agents. The Company acknowledges that it has engaged each of Citigroup Global Markets Inc. and MTS Securities, LLC as financial advisors or placement agents in connection with the sale of the Securities, pursuant to letter agreements, true, correct and complete copies of which have been provided to each Buyer prior to the date hereof (the “Placement Agent Letters”). The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment. The Company represents and warrants to each Buyer that (i) it has not engaged a placement agent, broker or financial advisor (other than Citigroup Global Markets Inc. and MTS Securities, LLC) in connection with the transactions contemplated hereby and (ii) other than as set forth in the Placement Agent Letters, there are no fees, commissions or expenses payable to any broker, finder or agent relating to or arising out of the transactions contemplated hereby.

l.           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

m.         Remedies. The parties hereto agree that (i) irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (ii) money damages or other legal remedies would not be an adequate remedy for any such harm. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

n.          Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Each Buyer is represented by its own legal representative and is not relying upon the legal representative of any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

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o.          Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation and (v) the word “or” shall not be exclusive.

* * * * * *

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IN WITNESS WHEREOF, Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CELSUS THERAPEUTICS PLC

By:
Name:	Gur Roshwalb
Title:	Chief Executive Officer

[Signature page to Securities Purchase Agreement]

BUYERS:

By:
Name:
Title: